EXHIBIT 99.2


    ADVANCE NOTICE FOR DIRECTOR NOMINATIONS AND REGULAR MEETING AGENDA ITEMS

         The following provisions have been added to the By-Laws:

         2.9. Director Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the corporation at a meeting of shareholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation not less than sixty (60) nor more than ninety (90) days prior to the meeting; provided, however, that if the corporation has not "publicly disclosed" (in the manner provided in the last sentence of this Section 2.9) the date of the meeting at least seventy (70) days prior to the meeting date, notice may be timely made by a shareholder under this Section if received by the Secretary of the corporation not later than the close of business on the tenth day following the day on which the corporation publicly disclosed the meeting date. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the shareholder giving notice
(A) the name and address, as they appear on the corporation's books, of such shareholder and (B) the class and number of shares of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth herein. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded. For purposes of these Bylaws, "publicly disclosed" or "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

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         2.10. Annual Meeting Agenda Items. At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 2.10, in the time herein provided. For business to be properly brought before an annual meeting by a shareholder, the shareholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the corporation, at the principal executive offices of the corporation, not less than ninety (90) days prior to the first anniversary of the date of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting has been changed by more than thirty (30) days from the previous year's meeting, a proposal shall be received by the corporation within ten (10) days after the corporation has "publicly disclosed" the date of the meeting in the manner provided in Section 2.4 above. The shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (C) the class and number of shares of the corporation which are beneficially owned by the shareholder and (D) any material interest of the shareholder in such business. At an annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 2.10, and if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for shareholder consideration shall be brought before the meeting.